COOPERS                                             certified public accountants
& LYBRAND

                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of The West Company, Incorporated on Form S-8, (Registration Nos. 2-95618, 2-45534, 33-29506, 33-32580, 33-37825, 33-61074 and 33-61076) of our report, which includes an explanatory paragraph stating that the Company changed its method of accounting for income taxes in 1993, dated February 24, 1995 on our audits of the consolidated financial statements and financial statement schedules of The West Company, Incorporated and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.

                                                       COOPERS & LYBRAND, L.L.P.

600 Lee Road
Wayne, Pennsylvania
March 29, 1995